Exhibit 99.1

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FirstMerit Reports Fourth Quarter 2015 EPS of $0.33 Per Share

AKRON, OH—(Marketwired - January 26, 2016) - FirstMerit Corporation (NASDAQ: FMER)

Quarterly Highlights include:

•	FirstMerit announces a merger between Huntington Bancshares Incorporated and FirstMerit Corporation

•	Profitability Sustained: 67th consecutive quarter of profitability.

•	Loan growth continued: Total loan growth of $277.7 million, or 1.76% from the prior quarter.

•	Credit quality remained solid: Net charge-offs to average originated loans of 0.33%.

•	Balance sheet remained strong: Strong tangible common equity ratio[1] at 8.24%.

FirstMerit Corporation (Nasdaq: FMER) (the “Corporation”) today announced a merger with Huntington Bancshares Incorporated. The details of the merger are contained within a joint press release issued by the two companies today. The Corporation reported fourth quarter 2015 net income of $56.7 million, or $0.33 per diluted share. This compares with $59.0 million, or $0.34 per diluted share, for the third quarter 2015 and $61.1 million, or $0.36 per diluted share, for the fourth quarter 2014.

“Today’s announcement of the merger with Huntington Bancshares reflects a compelling and strategic opportunity to join two great companies and create enhanced value for our shareholders. Prior to the closing of the announced transaction, we will continue to focus on growing organically, increasing our loan portfolio and maintaining our balance sheet strength. As we exhibited this quarter and throughout 2015, this focus resulted in strong credit quality, core deposit growth and solid customer relationships. We plan for a smooth and seamless integration for our customers and employees,” said Paul Greig, Chairman, President and CEO of FirstMerit Corporation.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

Earnings Summary

				Change 4Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands, except per share amounts)	4th qtr	3rd qtr	4th qtr	3rd qtr	4th qtr
Net interest income TE [1]	$188,979	$189,119	$196,509	(0.07)%	(3.83)%
Diluted earnings per common share	0.33	0.34	0.36	(2.94)	(8.33)
Net interest margin on TE basis[1]	3.30%	3.33%	3.56%
Return on average assets	0.89	0.93	0.98
Return on average common equity	7.65	8.05	8.50
Return on average tangible common equity [1]	11.04	11.69	12.52

Net interest income TE was flat as compared to the third quarter 2015. Higher interest income on originated loans offset lower interest income on acquired and FDIC acquired loans. The net interest margin on a TE basis in the fourth quarter of 2015 declined three basis points over the prior quarter primarily from runoff in the acquired and FDIC acquired portfolios, and marginally lower yields on earning assets.

Loans

Average originated loans were $13.9 billion during the fourth quarter 2015, an increase of $335.6 million, or 2.48%, compared with the third quarter 2015, and an increase of $1.6 billion, or 12.66%, compared with the fourth quarter 2014. The loan growth was driven primarily by commercial and installment loans. Average originated commercial loans increased $137.3 million, or 1.58%, compared with the prior quarter, and increased $735.5 million, or 9.10%, compared with the year-ago quarter.

Average originated installment loans increased $133.7 million, or 4.75%, compared with the prior quarter, and increased $597.4 million, or 25.38%, compared with the year-ago quarter.

Deposits

Average deposits were $20.0 billion during the fourth quarter 2015, an increase of $45.2 million, or 0.23%, compared with the third quarter 2015, and an increase of $552.1 million, or 2.84%, compared with the fourth quarter 2014. Average core deposits were $17.7 billion during the fourth quarter 2015, or 88.71% of total average deposits, an increase of $11.8 million, or 0.07%, compared with the third quarter 2015 and an increase of $634.4 million, or 3.71%, compared with the fourth quarter 2014.

[1]	- See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

Noninterest Income

				Change 4Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands)	4th qtr	3rd qtr	4th qtr	3rd qtr	4th qtr
Trust department income	$10,208	$10,948	$9,831	(6.76)%	3.83%
Service charges on deposits	16,793	17,295	17,597	(2.90)	(4.57)
Credit card fees	13,931	13,939	13,305	(0.06)	4.70
ATM and other service fees	6,626	6,518	6,181	1.66	7.20
Bank owned life insurance income	3,836	4,622	7,337	(17.01)	(47.72)
Investment services and insurance	3,816	4,032	4,171	(5.36)	(8.51)
Investment securities gains/(losses), net	(5)	41	16	(112.20)	(131.25)
Loan sales and servicing income	2,276	2,414	3,112	(5.72)	(26.86)
Other operating income	7,662	11,617	10,410	(34.04)	(26.40)

Total noninterest income	$65,143	$71,426	$71,960	(8.80)%	(9.47)%

Noninterest income, excluding net securities gains, as a percentage of net revenue[1]	25.64%	27.40%	26.80%

Noninterest income, excluding gains and losses on securities transactions1, for the fourth quarter 2015 was $65.1 million, a decrease of $6.2 million, or 8.74%, from the third quarter 2015 and a decrease of $6.8 million, or 9.45%, from the fourth quarter 2014. Other operating income decreased $4.0 million, or 34.04%, from the prior quarter primarily due to the denial in the fourth quarter by the FDIC of four disputed claims of $6.0 million claimed on the final commercial loss share certificate at June 30, 2015.

[1]	- See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

Noninterest Expense

				Change 4Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands)	4th qtr	3rd qtr	4th qtr	3rd qtr	4th qtr
Salaries and wages	$68,151	$68,775	$71,638	(0.91)%	(4.87)%
Pension and employee benefits	18,339	16,997	18,261	7.90	0.43
Net occupancy expense	12,716	13,540	14,188	(6.09)	(10.37)
Equipment expense	12,074	12,235	12,133	(1.32)	(0.49)
Taxes, other than federal income taxes	2,096	2,003	1,661	4.64	26.19
Stationary, supplies and postage	3,222	3,304	3,767	(2.48)	(14.47)
Bankcard, loan processing and other costs	11,146	12,335	11,830	(9.64)	(5.78)
Advertising	3,386	4,278	3,586	(20.85)	(5.58)
Professional services	5,056	5,154	6,440	(1.90)	(21.49)
Telephone	2,530	2,480	2,779	2.02	(8.96)
Amortization of intangibles	2,598	2,598	2,933	—	(11.42)
FDIC expense	5,252	5,234	5,989	0.34	(12.31)
Other operating expenses	9,056	11,809	9,836	(23.31)	(7.93)

Total noninterest expense	$155,622	$160,742	$165,041	(3.19)%	(5.71)%

Efficiency ratio[1]	60.22%	60.71%	60.39%

Noninterest expense for the fourth quarter 2015 was $155.6 million, a decrease of $5.1 million, or 3.19%, from the third quarter 2015, and a decrease of $9.4 million, or 5.71%, from the fourth quarter 2014. Salaries and wages and employee benefits decreased $3.4 million, or 3.8%, compared with the year ago-period reflecting 347, or 8.1%, fewer full time equivalent employees. Other operating expense decreased $2.8 million, or 23.31%, from the prior quarter primarily due to the favorable re-estimation of certain repurchase reserve liabilities as of December 31, 2015.

Provision for Income Taxes

The effective tax rate was 30.06% for the fourth quarter 2015, compared with 27.80% for the third quarter 2015, and 29.09% for the fourth quarter 2014.

[1]	- See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of business combination accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value at the date of acquisition with no allowance brought forward in accordance with business combination accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under the applicable accounting guidance.

				Change 4Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands)	4th qtr	3rd qtr	4th qtr	3rd qtr	4th qtr
Net charge-offs	$11,407	$8,029	$3,849	42.07%	196.36%
Net charge-offs on average originated loans	0.33%	0.24%	0.12%
Nonperforming loans at period end	$44,105	$47,036	$34,617	(6.23)	27.41
Nonperforming assets at period end	94,498	107,058	55,038	(11.73)	71.70
Allowance for loan losses	105,135	104,055	95,696	1.04	9.86
Allowance for loan losses to nonperforming loans	238.37%	221.22%	276.44%
Provision for originated loan losses	$12,487	$10,402	$8,662	20.04	44.16

Nonperforming assets totaled $94.5 million at December 31, 2015, a decrease of $12.6 million, or 11.73%, compared with September 30, 2015 and an increase of $39.5 million, or 71.70%, compared with December 31, 2014. Nonperforming assets at December 31, 2015 represented 0.67% of period-end originated loans plus noncovered other real estate compared with 0.78% at September 30, 2015 and 0.44% at December 31, 2014. Included in nonperforming assets as of December 31, 2015 were $33.5 million of OREO no longer covered by FDIC loss share agreements.

The allowance for originated loan losses totaled $105.1 million at December 31, 2015. At December 31, 2015, the allowance for originated loan losses was 0.74% of period-end originated loans, compared with 0.76% at September 30, 2015 and 0.77% at December 31, 2014. The allowance for originated loan losses at December 31, 2015 compared to September 30, 2015 increased by $1.1 million and increased by $9.4 million compared to December 31, 2014 due to continued loan growth. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. The allowance for credit losses was 0.77% of period end originated loans at December 31, 2015, compared with 0.79% at September 30, 2015 and 0.81% at December 31, 2014. The allowance for credit losses to nonperforming loans was 247.60% at December 31, 2015, compared with 228.82% at September 30, 2015 and 293.34% at December 31, 2014.

Capital

Shareholders’ equity was $2.9 billion at both, December 31, 2015 and September 30, 2015 and $2.8 billion as of December 31, 2014. The Corporation continued to have a strong capital position as tangible common equity1 to assets was 8.24% at December 31, 2015, compared with 8.31% at September 30, 2015 and 7.98% at December 31, 2014. The common share cash dividend paid in the fourth quarter 2015 was $0.17 per share, and $0.66 for full year of 2015.

[1]	- See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

On January 1, 2015, the Corporation became subject to the Basel III capital framework and standardized approach for calculating risk-weighted assets. At December 31, 2015, Basel III capital ratios on a transitional basis remain well in excess of applicable regulatory requirements, with a total risk-based capital ratio of 13.77%, and a common equity tier 1 risk-based capital ratio of 10.68%.

Non-GAAP Financial Measures

In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this news release contains certain non-GAAP financial information and performance measures. The Corporation’s management uses these non-GAAP financial measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations of the Corporation and enhance comparability of results with prior periods, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. The Corporation believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Corporation’s management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Corporation’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The Corporation evaluates its net interest income on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income excluding gains and losses on the sale of securities. The Corporation views related ratios and analysis (i.e., efficiency ratios) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders’ equity or common shareholders’ equity amount which has been reduced by goodwill and intangible assets. Return on average tangible common shareholders’ equity measures the Corporation’s earnings contribution as a percentage of adjusted average common shareholders’ equity. The tangible common equity ratio represents adjusted ending common shareholders’ equity divided by total assets less goodwill and intangible assets. Return on average

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

tangible shareholders’ equity measures the Corporation’s earnings contribution as a percentage of adjusted average total shareholders’ equity. The tangible equity ratio represents adjusted ending shareholders’ equity divided by total assets less goodwill and intangible assets. Tangible book value per common share represents adjusted ending common shareholders’ equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation’s use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals.

The following tables provide reconciliations of these non-GAAP measures to financial measures defined by GAAP.

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis

	Quarters
(unaudited)	2015	2015	2015	2015	2014
(Dollars in thousands)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Net interest income (GAAP)	$185,231	$185,323	$185,118	$185,623	$192,511
Plus: Fully taxable-equivalent adjustment	3,748	3,796	3,900	3,931	3,998

Net interest income on a fully taxable-equivalent basis (non-GAAP)	188,979	189,119	189,018	189,554	196,509
Average earning assets	22,747,631	22,548,977	22,352,721	22,100,417	21,920,889
Net interest margin on a fully taxable-equivalent basis (non-GAAP)	3.30%	3.33%	3.39%	3.48%	3.56%

Reconciliation of noninterest income and noninterest expense to adjusted noninterest income and adjusted noninterest expense

	Quarters
(unaudited)	2015	2015	2015	2015	2014
(Dollars in thousands)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Noninterest expense (GAAP)	$155,622	$160,742	$161,674	$160,652	$165,041
Less: Intangible asset amortization	2,598	2,598	2,598	2,598	2,933

Adjusted noninterest expense (non-GAAP)	153,024	158,144	159,076	158,054	162,108

Noninterest income (GAAP)	65,143	71,426	66,582	65,847	71,960
Less: Securities gains/(losses)	(5)	41	567	354	16

Adjusted noninterest income (non-GAAP)	65,148	71,385	66,015	65,493	71,944
Net interest income on a fully taxable-equivalent basis (non-GAAP)	188,979	189,119	189,018	189,554	196,509

Adjusted revenue (non-GAAP)	254,127	260,504	255,033	255,047	268,453

Efficiency ratio (non-GAAP)	60.22%	60.71%	62.37%	61.97%	60.39%

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

Reconciliation of shareholders’ equity to tangible common equity, and total assets to tangible assets

	Quarters
(unaudited)	2015	2015	2015	2015	2014
(Dollars in thousands, except per share amounts)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Shareholders’ equity (GAAP)	$2,940,095	$2,937,300	$2,887,957	$2,888,786	$2,834,281
Less: Preferred stock	100,000	100,000	100,000	100,000	100,000

Common shareholders’ equity (non-GAAP)	2,840,095	2,837,300	2,787,957	2,788,786	2,734,281
Less: Intangible assets	60,628	63,226	65,824	68,422	71,020
Goodwill	741,740	741,740	741,740	741,740	741,740

Tangible common equity (non-GAAP)	2,037,727	2,032,334	1,980,393	1,978,624	1,921,521
Total assets (GAAP)	$25,524,604	$25,246,917	$25,297,014	$25,118,120	$24,902,347
Less: Intangible assets	60,628	63,226	65,824	68,422	71,020
Goodwill	741,740	741,740	741,740	741,740	741,740

Tangible assets (non-GAAP)	$24,722,236	$24,441,951	$24,489,450	$24,307,958	$24,089,587

Period end common shares	165,758	165,759	165,773	165,453	165,390
Tangible book value per common share	$12.29	$12.26	$11.95	$11.96	$11.62
Tangible common equity to tangible assets ratio (non-GAAP)	8.24%	8.31%	8.09%	8.14%	7.98%

Subsequent Events

The Corporation is required under GAAP to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2015 on Form 10-K. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2015 and will adjust amounts preliminarily reported, if necessary.

Fourth Quarter 2015 Conference Call

In light of today’s merger announcement with Huntington Bancshares, FirstMerit senior management will not be hosting a conference call today to discuss 4Q15 earnings as previously scheduled.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $25.5 billion as of December 31, 2015, and 366 banking offices and 400 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A. and FirstMerit Mortgage Corporation.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, and those risk factors detailed in the Corporation’s periodic reports filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

Consolidated Financial Highlights

	Quarters
(Unaudited)	2015	2015	2015	2015	2014
(Dollars in thousands, except per share amounts)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
EARNINGS
Net interest income TE (1)	$188,979	$189,119	$189,018	$189,554	$196,509
TE adjustment (1)	3,748	3,796	3,900	3,931	3,998
Provision for originated loan losses	12,487	10,402	10,809	6,036	8,662
Provision/(recapture) for acquired loan losses	1,503	144	(952)	2,214	3,407
Provision/(recapture) for FDIC acquired loan losses	(379)	3,729	(891)	(2)	1,228
Noninterest income	65,143	71,426	66,582	65,847	71,960
Noninterest expense	155,622	160,742	161,674	160,652	165,041
Net income	56,749	59,012	56,584	57,139	61,079
Diluted EPS (3)	0.33	0.34	0.33	0.33	0.36

PERFORMANCE RATIOS
Return on average assets (ROA)	0.89%	0.93%	0.90%	0.93%	0.98%
Return on average equity (ROE)	7.65%	8.05%	7.85%	8.08%	8.50%
Return on average tangible common equity (1)	11.04%	11.69%	11.44%	11.85%	12.52%
Net interest margin TE (1)	3.30%	3.33%	3.39%	3.48%	3.56%
Efficiency ratio (1)	60.22%	60.71%	62.37%	61.97%	60.39%
Number of full-time equivalent employees	3,926	3,961	4,017	4,103	4,273

MARKET DATA
Book value per common share	$17.74	$17.72	$17.42	$17.46	$17.14
Tangible book value per common share (1)	12.29	12.26	11.95	11.96	11.62
Period end common share market value	18.65	17.67	20.83	19.06	18.89
Market as a % of book	105%	100%	120%	109%	110%
Cash dividends per common share	$0.17	$0.17	$0.16	$0.16	$0.16
Common Stock dividend payout ratio	51.52%	50.00%	48.48%	48.48%	44.44%
Average basic common shares	165,762	165,762	165,736	165,411	165,395
Average diluted common shares	166,222	166,058	166,277	166,003	165,974
Period end common shares	165,758	165,759	165,773	165,453	165,390
Common shares repurchased	15	20	211	66	15
Common Stock market capitalization	$3,091,387	$2,928,962	$3,453,052	$3,153,534	$3,124,217

ASSET QUALITY (excluding acquired, FDIC acquired loans and covered OREO) (2)
Gross charge-offs	$15,514	$13,398	$11,298	$8,567	$9,205
Net charge-offs	11,407	8,029	6,672	4,187	3,849
Allowance for originated loan losses	105,135	104,055	101,682	97,545	95,696
Reserve for unfunded lending commitments	4,068	3,574	3,905	4,330	5,848
Nonperforming assets (NPAs)	94,498	107,058	117,311	68,606	55,038
Net charge-offs to average loans ratio	0.33%	0.24%	0.20%	0.13%	0.12%
Allowance for originated loan losses to period-end loans	0.74%	0.76%	0.76%	0.76%	0.77%
Allowance for credit losses to period-end loans	0.77%	0.79%	0.79%	0.79%	0.81%
NPAs to loans and other real estate	0.67%	0.78%	0.87%	0.53%	0.44%
Allowance for originated loan losses to nonperforming loans	238.37%	221.22%	184.40%	211.66%	276.44%
Allowance for credit losses to nonperforming loans	247.60%	228.82%	191.48%	221.06%	293.34%

CAPITAL & LIQUIDITY
Period end tangible common equity to assets (1)	8.24%	8.31%	8.09%	8.14%	7.98%
Average equity to assets	11.60%	11.54%	11.51%	11.51%	11.55%
Average equity to total loans	18.50%	18.48%	18.59%	18.60%	18.67%
Average total loans to deposits	79.54%	78.91%	79.06%	77.86%	78.47%

AVERAGE BALANCES
Assets	$25,370,946	$25,217,856	$25,129,859	$24,905,094	$24,664,987
Deposits	20,002,793	19,957,586	19,682,662	19,788,925	19,450,647
Originated loans	13,863,910	13,528,268	13,092,972	12,689,791	12,306,171
Acquired loans, including FDIC acquired loans, less loss share receivable	2,047,167	2,219,488	2,468,035	2,717,884	2,956,867
Earning assets	22,747,631	22,548,977	22,352,721	22,100,417	21,920,889
Shareholders’ equity	2,943,268	2,909,660	2,892,432	2,866,362	2,849,618

ENDING BALANCES
Assets	$25,524,604	$25,246,917	$25,297,014	$25,118,120	$24,902,347
Deposits	20,108,003	19,821,916	19,673,850	19,925,595	19,504,665
Originated loans	14,118,505	13,648,325	13,355,912	12,856,037	12,493,812
Acquired loans, including FDIC acquired loans, less loss share receivable	1,948,493	2,140,029	2,337,378	2,614,847	2,810,302
Goodwill	741,740	741,740	741,740	741,740	741,740
Intangible assets	60,628	63,226	65,824	68,422	71,020
Earning assets	22,955,435	22,661,171	22,599,272	22,395,343	22,153,552
Total shareholders’ equity	2,940,095	2,937,300	2,887,957	2,888,786	2,834,281
NOTES:

(1)	Represents a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures section of this press release for a reconciliation to GAAP financial measures.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

(2)	Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and FDIC acquired loans and covered OREO are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015, respectively. As of December 31, 2015, $76.3 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.
(3)	Net income used to determine diluted EPS was reduced by the cash dividends payable on the Corporation’s 5.875% Non-Cumulative Perpetual Preferred Stock, Series A of approximately $1.5 million in each of the quarters presented.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	December 31,	December 31,
(Unaudited, except December 31, 2014, which is derived from the audited financial statements)	2015	2014
ASSETS
Cash and due from banks	$380,799	$480,998
Interest-bearing deposits in banks	83,018	216,426

Total cash and cash equivalents	463,817	697,424
Investment securities:
Held-to-maturity	2,674,093	2,903,609
Available-for-sale	3,967,735	3,545,288
Other investments	148,172	148,654
Loans held for sale	5,472	13,428
Loans	16,076,945	15,326,147
Allowance for loan losses	(153,691)	(143,649)

Net loans	15,923,254	15,182,498
Premises and equipment, net	319,488	332,297
Goodwill	741,740	741,740
Intangible assets	60,628	71,020
Covered other real estate	2,134	49,641
Accrued interest receivable and other assets	1,218,071	1,216,748

Total assets	$25,524,604	$24,902,347

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$5,942,248	$5,786,662
Interest-bearing	3,476,729	3,028,888
Savings and money market accounts	8,450,123	8,399,612
Certificates and other time deposits	2,238,903	2,289,503

Total deposits	20,108,003	19,504,665

Federal funds purchased and securities sold under agreements to repurchase	1,037,075	1,272,591
Wholesale borrowings	580,648	428,071
Long-term debt	505,173	505,192
Accrued taxes, expenses, and other liabilities	353,610	357,547

Total liabilities	22,584,509	22,068,066
Shareholders’ equity:
5.875% Non-Cumulative Perpetual Preferred stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	100,000
Common stock warrant	—	3,000
Common Stock, without par value; authorized 300,000,000 shares; issued: December 31, 2015 and 2014 - 170,183,515 shares	127,937	127,937
Capital surplus	1,386,677	1,393,090
Accumulated other comprehensive loss	(79,274)	(71,892)
Retained earnings	1,519,438	1,404,717
Treasury stock, at cost: December 31, 2015 - 4,425,927; December 31, 2014 - 4,793,566 shares	(114,683)	(122,571)

Total shareholders’ equity	2,940,095	2,834,281

Total liabilities and shareholders’ equity	$25,524,604	$24,902,347

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

Period End Loans by Product Type

(Unaudited)	As of December 31, 2015
(In thousands)	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,793,408	$240,145	$35,466	$6,069,019
CRE	2,077,344	430,891	87,774	2,596,009
Construction	645,337	6,113	5,869	657,319
Leases	491,741	—	—	491,741

Total Commercial	9,007,830	677,149	129,109	9,814,088
Mortgage	689,045	324,008	35,568	1,048,621
Installment	2,990,349	573,372	2,077	3,565,798
Home equity	1,248,438	168,542	38,668	1,455,648
Credit card	182,843	—	—	182,843

Total Consumer	5,110,675	1,065,922	76,313	6,252,910

Subtotal	14,118,505	1,743,071	205,422	16,066,998
Loss share receivable	—	—	9,947	9,947

Total loans	14,118,505	1,743,071	215,369	16,076,945
Allowance for loan losses	(105,135)	(3,877)	(44,679)	(153,691)

Net loans	$14,013,370	$1,739,194	$170,690	$15,923,254

	As of September 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,521,955	$274,552	$38,787	$5,835,294
CRE	2,089,533	497,690	94,531	2,681,754
Construction	619,569	6,172	5,859	631,600
Leases	461,642	—	—	461,642

Total Commercial	8,692,699	778,414	139,177	9,610,290
Mortgage	673,591	341,278	36,362	1,051,231
Installment	2,899,559	611,061	2,156	3,512,776
Home equity	1,212,084	184,211	47,370	1,443,665
Credit card	170,392	—	—	170,392

Total Consumer	4,955,626	1,136,550	85,888	6,178,064

Subtotal	13,648,325	1,914,964	225,065	15,788,354
Loss share receivable	—	—	10,926	10,926

Total loans	13,648,325	1,914,964	235,991	15,799,280
Allowance for loan losses	(104,055)	(4,199)	(45,196)	(153,450)

Net loans	$13,544,270	$1,910,765	$190,795	$15,645,830

	As of June 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,471,363	$337,423	$38,138	$5,846,924
CRE	2,138,373	533,945	101,808	2,774,126
Construction	586,894	6,230	5,875	598,999
Leases	436,702	—	—	436,702

Total Commercial	8,633,332	877,598	145,821	9,656,751
Mortgage	653,143	358,559	38,029	1,049,731
Installment	2,720,059	659,348	2,299	3,381,706
Home equity	1,180,802	200,179	55,545	1,436,526
Credit card	168,576	—	—	168,576

Total Consumer	4,722,580	1,218,086	95,873	6,036,539

Subtotal	13,355,912	2,095,684	241,694	15,693,290
Loss share receivable	—	—	11,820	11,820

Total loans	13,355,912	2,095,684	253,514	15,705,110
Allowance for loan losses	(101,682)	(4,950)	(41,627)	(148,259)

Net loans	$13,254,230	$2,090,734	$211,887	$15,556,851

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

	As of March 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,317,897	$420,810	$42,814	$5,781,521
CRE	2,133,017	584,072	127,908	2,844,997
Construction	580,978	6,288	8,825	596,091
Leases	388,873	—	—	388,873

Total Commercial	8,420,765	1,011,170	179,547	9,611,482
Mortgage	639,980	378,192	40,470	1,058,642
Installment	2,500,288	717,693	4,781	3,222,762
Home equity	1,134,238	217,824	65,170	1,417,232
Credit card	160,766	—	—	160,766

Total Consumer	4,435,272	1,313,709	110,421	5,859,402

Subtotal	12,856,037	2,324,879	289,968	15,470,884
Loss share receivable	—	—	20,005	20,005

Total loans	12,856,037	2,324,879	309,973	15,490,889
Allowance for loan losses	(97,545)	(7,493)	(41,514)	(146,552)

Net loans	$12,758,492	$2,317,386	$268,459	$15,344,337

	As of December 31, 2014
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,175,201	$449,254	$48,837	$5,673,292
CRE	2,117,118	630,674	153,508	2,901,300
Construction	537,766	6,971	9,262	553,999
Leases	370,179	—	—	370,179

Total Commercial	8,200,264	1,086,899	211,607	9,498,770
Mortgage	625,283	394,484	41,276	1,061,043
Installment	2,393,451	764,168	4,874	3,162,493
Home equity	1,110,336	233,629	73,365	1,417,330
Credit card	164,478	—	—	164,478

Total Consumer	4,293,548	1,392,281	119,515	5,805,344

Subtotal	12,493,812	2,479,180	331,122	15,304,114
Loss share receivable	—	—	22,033	22,033

Total loans	12,493,812	2,479,180	353,155	15,326,147
Allowance for loan losses	(95,696)	(7,457)	(40,496)	(143,649)

Net loans	$12,398,116	$2,471,723	$312,659	$15,182,498

(1)	Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2)	Loans acquired in an FDIC-assisted transaction. Certain non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of December 31, 2015, $76.3 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

AVERAGE CONSOLIDATED BALANCE SHEETS

	Three Months Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2015	2015	2015	2015	2014
ASSETS
Cash and cash equivalents	$415,756	$457,317	$518,820	$563,265	$500,559
Investment securities:
Held-to-maturity	2,713,636	2,754,001	2,806,325	2,874,169	2,966,127
Available-for-sale	3,959,051	3,881,959	3,816,827	3,645,057	3,499,528
Other investments	148,176	147,961	148,577	148,532	148,636
Loans held for sale	5,028	4,929	3,631	5,478	16,708
Loans	15,921,740	15,760,127	15,577,361	15,427,181	15,289,890
Allowance for loan losses	(151,192)	(147,136)	(146,558)	(144,363)	(138,540)

Net loans	15,770,548	15,612,991	15,430,803	15,282,818	15,151,350
Total earning assets	22,747,631	22,548,977	22,352,721	22,100,417	21,920,889
Premises and equipment, net	312,771	313,336	320,492	322,431	321,187
Accrued interest receivable and other assets	2,045,980	2,045,362	2,084,384	2,063,344	2,060,892

TOTAL ASSETS	$25,370,946	$25,217,856	$25,129,859	$24,905,094	$24,664,987

LIABILITIES
Deposits:
Noninterest-bearing	$5,982,186	$5,897,768	$5,722,240	$5,728,763	$5,706,631
Interest-bearing	3,352,908	3,353,541	3,203,836	3,209,285	3,021,188
Savings and money market accounts	8,408,703	8,480,682	8,467,845	8,542,154	8,381,548
Certificates and other time deposits	2,258,996	2,225,595	2,288,741	2,308,723	2,341,280

Total deposits	20,002,793	19,957,586	19,682,662	19,788,925	19,450,647
Federal funds purchased and securities sold under agreements to repurchase	1,131,659	1,109,924	1,285,920	1,024,863	1,241,948
Wholesale borrowings	402,679	377,594	393,379	350,991	450,587
Long-term debt	508,954	497,566	508,744	505,275	350,535

Total funds	22,046,085	21,942,670	21,870,705	21,670,054	21,493,717
Accrued taxes, expenses and other liabilities	381,593	365,526	366,722	368,678	321,652

Total liabilities	22,427,678	22,308,196	22,237,427	22,038,732	21,815,369
SHAREHOLDERS’ EQUITY
Preferred stock	100,000	100,000	100,000	100,000	100,000
Common stock warrant	—	—	1,385	3,000	3,000
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,383,777	1,380,622	1,382,717	1,393,682	1,391,189
Accumulated other comprehensive loss	(60,821)	(63,402)	(51,571)	(58,025)	(38,827)
Retained earnings	1,507,069	1,479,181	1,447,195	1,422,067	1,388,661
Treasury stock	(114,694)	(114,678)	(115,231)	(122,299)	(122,342)

Total shareholders’ equity	2,943,268	2,909,660	2,892,432	2,866,362	2,849,618

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,370,946	$25,217,856	$25,129,859	$24,905,094	$24,664,987

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

Average Loans by Product Type

(Unaudited)

(In thousands)	Three Months Ended December 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,640,987	$263,937	$36,903	$5,941,827
CRE	2,090,700	463,379	91,944	2,646,023
Construction	628,139	6,143	5,858	640,140
Leases	461,798	—	—	461,798

Total Commercial	8,821,624	733,459	134,705	9,689,788
Mortgage	682,185	331,283	35,919	1,049,387
Installment	2,950,953	590,352	2,108	3,543,413
Home equity	1,232,035	175,827	43,514	1,451,376
Credit card	177,113	—	—	177,113

Total Consumer	5,042,286	1,097,462	81,541	6,221,289
Subtotal	13,863,910	1,830,921	216,246	15,911,077
Loss share receivable	—	—	10,663	10,663

Total loans	13,863,910	1,830,921	226,909	15,921,740
Allowance for loan losses	(102,524)	(2,750)	(45,918)	(151,192)

Net loans	$13,761,386	$1,828,171	$180,991	$15,770,548

	Three Months Ended September 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,503,191	$291,727	$38,332	$5,833,250
CRE	2,139,943	516,945	96,739	2,753,627
Construction	599,652	6,200	5,916	611,768
Leases	441,513	—	—	441,513

Total Commercial	8,684,299	814,872	140,987	9,640,158
Mortgage	662,909	348,863	36,809	1,048,581
Installment	2,817,221	632,789	2,227	3,452,237
Home equity	1,194,165	190,947	51,994	1,437,106
Credit card	169,674	—	—	169,674

Total Consumer	4,843,969	1,172,599	91,030	6,107,598
Subtotal	13,528,268	1,987,471	232,017	15,747,756
Loss share receivable	—	—	12,371	12,371

Total loans	13,528,268	1,987,471	244,388	15,760,127
Allowance for loan losses	(102,153)	(4,143)	(40,840)	(147,136)

Net loans	$13,426,115	$1,983,328	$203,548	$15,612,991

	Three Months Ended June 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,362,893	$376,541	$42,100	$5,781,534
CRE	2,156,511	554,681	112,035	2,823,227
Construction	579,249	6,258	8,082	593,589
Leases	408,384	—	—	408,384

Total Commercial	8,507,037	937,480	162,217	9,606,734
Mortgage	647,418	367,871	39,438	1,054,727
Installment	2,618,297	688,465	3,823	3,310,585
Home equity	1,156,019	209,185	59,556	1,424,760
Credit card	164,201	—	—	164,201

Total Consumer	4,585,935	1,265,521	102,817	5,954,273
Subtotal	13,092,972	2,203,001	265,034	15,561,007
Loss share receivable	—	—	16,354	16,354

Total loans	13,092,972	2,203,001	281,388	15,577,361
Allowance for loan losses	(98,529)	(7,434)	(40,595)	(146,558)

Net loans	$12,994,443	$2,195,567	$240,793	$15,430,803

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

	Three Months Ended March 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,281,194	$440,103	$45,307	$5,766,604
CRE	2,141,764	606,652	142,101	2,890,517
Construction	556,943	6,846	9,013	572,802
Leases	368,025	—	—	368,025

Total Commercial	8,347,926	1,053,601	196,421	9,597,948
Mortgage	631,761	386,033	40,800	1,058,594
Installment	2,424,956	742,095	4,822	3,171,873
Home equity	1,122,988	224,444	69,668	1,417,100
Credit card	162,160	—	—	162,160

Total Consumer	4,341,865	1,352,572	115,290	5,809,727
Subtotal	12,689,791	2,406,173	311,711	15,407,675
Loss share receivable	—	—	19,506	19,506

Total loans	12,689,791	2,406,173	331,217	15,427,181
Allowance for loan losses	(95,952)	(8,287)	(40,124)	(144,363)

Net loans	$12,593,839	$2,397,886	$291,093	$15,282,818

	Three Months Ended December 31, 2014
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,112,469	$491,419	$49,902	$5,653,790
CRE	2,131,879	672,099	172,327	2,976,305
Construction	490,533	7,018	9,302	506,853
Leases	351,222	—	—	351,222

Total Commercial	8,086,103	1,170,536	231,531	9,488,170
Mortgage	617,803	401,173	42,409	1,061,385
Installment	2,353,599	785,035	4,944	3,143,578
Home equity	1,087,123	242,878	78,361	1,408,362
Credit card	161,543	—	—	161,543

Total Consumer	4,220,068	1,429,086	125,714	5,774,868
Subtotal	12,306,171	2,599,622	357,245	15,263,038
Loss share receivable	—	—	26,852	26,852

Total loans	12,306,171	2,599,622	384,097	15,289,890
Allowance for loan losses	(91,178)	(6,203)	(41,159)	(138,540)

Net loans	$12,214,993	$2,593,419	$342,938	$15,151,350

(1)	Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2)	Loans acquired in an FDIC-assisted transaction. Includes non-single family loans for which the loss share agreement expired on March 31, 2015 and June 30, 2015.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDARIES

AVERAGE CONSOLIDATED BALANCE SHEETS

Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	December 31, 2015			September 30, 2015			December 31, 2014
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$415,756			$457,317			$500,559
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,456,888	$27,744	2.02%	5,474,222	$27,507	1.99%	5,257,657	$26,803	2.02%
Obligations of states and political subdivisions (tax exempt)	768,288	8,349	4.31%	737,323	8,245	4.44%	767,026	8,636	4.47%
Other securities and federal funds sold	595,687	5,300	3.53%	572,376	5,134	3.56%	589,608	5,213	3.51%

Total investment securities and federal funds sold	6,820,863	41,393	2.41%	6,783,921	40,886	2.39%	6,614,291	40,652	2.44%
Loans held for sale	5,028	59	4.66%	4,929	66	5.31%	16,708	145	3.44%
Loans, including loss share receivable (2)	15,921,740	162,865	4.06%	15,760,127	162,903	4.10%	15,289,890	169,302	4.39%

Total earning assets	22,747,631	$204,317	3.56%	22,548,977	$203,855	3.59%	21,920,889	$210,099	3.80%
Total allowance for loan losses	(151,192)			(147,136)			(138,540)
Other assets	2,358,751			2,358,698			2,382,079

Total assets	$25,370,946			$25,217,856			$24,664,987

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$5,982,186	$—	—%	$5,897,768	$—	—%	$5,706,631	$—	—%
Interest-bearing	3,352,908	754	0.09%	3,353,541	750	0.09%	3,021,188	727	0.10%
Savings and money market accounts	8,408,703	5,611	0.26%	8,480,682	5,639	0.26%	8,381,548	5,496	0.26%
Certificates and other time deposits	2,258,996	3,378	0.59%	2,225,595	2,757	0.49%	2,341,280	2,525	0.43%

Total deposits	20,002,793	9,743	0.19%	19,957,586	9,146	0.18%	19,450,647	8,748	0.18%
Securities sold under agreements to repurchase	1,131,659	300	0.11%	1,109,924	254	0.09%	1,241,948	294	0.09%
Wholesale borrowings	402,679	1,202	1.18%	377,594	1,171	1.23%	450,587	1,292	1.14%
Long-term debt	508,954	4,093	3.19%	497,566	4,165	3.32%	350,535	3,256	3.69%

Total interest-bearing liabilities	16,063,899	15,338	0.38%	16,044,902	14,736	0.36%	15,787,086	13,590	0.34%
Other liabilities	381,593			365,526			321,652
Shareholders’ equity	2,943,268			2,909,660			2,849,618

Total liabilities and shareholders’ equity	$25,370,946			$25,217,856			$24,664,987

Net yield on earning assets	$22,747,631	$188,979	3.30%	$22,548,977	$189,119	3.33%	$21,920,889	$196,509	3.56%

Interest rate spread			3.18%			3.23%			3.46%

(1)	The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under U.S. generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $3.7 million, $3.8 million, and $4.0 million for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively.
(2)	Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDARIES

AVERAGE CONSOLIDATED BALANCE SHEETS

Fully Tax-equivalent Interest Rates and Interest Differential

	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$488,299			$659,072
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,428,832	$109,109	2.01%	5,247,620	$105,966	2.02%
Obligations of states and political subdivisions (tax exempt)	740,942	34,184	4.61%	762,864	34,736	4.55%
Other securities and federal funds sold	591,776	20,700	3.50%	588,123	22,398	3.81%

Total investment securities and federal funds sold	6,761,550	163,993	2.43%	6,598,607	163,100	2.47%
Loans held for sale	4,766	228	4.78%	12,825	447	3.49%
Loans, including loss share receivable (2)	15,673,200	650,671	4.15%	14,891,315	685,058	4.60%

Total earning assets	22,439,516	$814,892	3.63%	21,502,747	$848,605	3.95%
Total allowance for loan losses	(147,330)			(140,953)
Other assets	2,375,307			2,397,345

Total assets	$25,155,792			$24,418,211

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$5,833,611	$—	—%	$5,579,237	$—	—%
Interest-bearing	3,280,488	3,054	0.09%	3,058,609	2,963	0.10%
Savings and money market accounts	8,474,496	22,385	0.26%	8,537,371	22,101	0.26%
Certificates and other time deposits	2,270,255	10,822	0.48%	2,353,218	10,844	0.46%

Total deposits	19,858,850	36,261	0.18%	19,528,435	35,908	0.18%
Securities sold under agreements to repurchase	1,138,307	1,126	0.10%	1,084,532	991	0.09%
Wholesale borrowings	381,293	4,662	1.22%	385,392	5,210	1.35%
Long-term debt	504,185	16,173	3.21%	329,991	14,821	4.49%

Total interest-bearing liabilities	16,049,024	58,222	0.36%	15,749,113	56,930	0.36%
Other liabilities	369,997			299,722
Shareholders’ equity	2,903,160			2,790,139

Total liabilities and shareholders’ equity	$25,155,792			$24,418,211

Net yield on earning assets	$22,439,516	$756,670	3.37%	$21,502,747	$791,675	3.68%

Interest rate spread			3.27%			3.59%

(1)	The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $15.4 million and $16.1 million for the year ended December 31, 2015 and 2014, respectively.
(2)	Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Quarters Ended		Years Ended
(Unaudited)	December 31,		December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
Interest income:
Loans and loans held for sale	$162,168	$168,650	$647,783	$682,328
Investment securities:
Taxable	33,043	32,016	129,809	128,363
Tax-exempt	5,358	5,435	21,925	21,807

Total investment securities interest	38,401	37,451	151,734	150,170

Total interest income	200,569	206,101	799,517	832,498
Interest expense:
Deposits:
Interest-bearing	754	727	3,054	2,963
Savings and money market accounts	5,611	5,496	22,385	22,101
Certificates and other time deposits	3,378	2,525	10,822	10,844
Federal funds purchased and securities sold under agreements to repurchase	300	294	1,126	991
Wholesale borrowings	1,202	1,292	4,662	5,210
Long-term debt	4,093	3,256	16,173	14,821

Total interest expense	15,338	13,590	58,222	56,930

Net interest income	185,231	192,511	741,295	775,568
Provision for loan losses	13,611	13,297	45,100	52,279

Net interest income after provision for loan losses	171,620	179,214	696,195	723,289
Noninterest income:
Trust department income	10,208	9,831	42,125	39,949
Service charges on deposits	16,793	17,597	66,460	71,457
Credit card fees	13,931	13,305	54,643	52,666
ATM and other service fees	6,626	6,181	25,588	24,179
Bank owned life insurance income	3,836	7,337	15,747	19,177
Investment services and insurance	3,816	4,171	15,423	15,145
Investment securities gains/(losses), net	(5)	16	957	166
Loan sales and servicing income	2,276	3,112	9,566	16,044
Other operating income	7,662	10,410	38,489	42,741

Total noninterest income	65,143	71,960	268,998	281,524

Noninterest expenses:
Salaries, wages, pension and employee benefits	86,490	89,899	348,808	358,970
Net occupancy expense	12,716	14,188	55,937	59,436
Equipment expense	12,074	12,133	47,926	48,499
Stationery, supplies and postage	3,222	3,767	13,424	15,587
Bankcard, loan processing and other costs	11,146	11,830	47,081	45,625
Professional services	5,056	6,440	19,578	21,813
Amortization of intangibles	2,598	2,933	10,392	11,735
FDIC insurance expense	5,252	5,989	20,730	20,481
Other operating expense	17,068	17,862	74,814	82,773

Total noninterest expenses	155,622	165,041	638,690	664,919

Income before income tax expense	81,141	86,133	326,503	339,894
Income tax expense	24,392	25,054	97,019	101,943

Net income	$56,749	$61,079	$229,484	$237,951
Less: Net income allocated to participating shareholders	453	496	1,836	1,930
Preferred stock dividends	1,469	1,469	5,876	5,876

Net income attributable to common shareholders	$54,827	$59,114	$221,772	$230,145

Net income used in diluted EPS calculation	$54,827	$59,114	$221,772	$230,145

Weighted average number of common shares outstanding - basic	165,762	165,395	165,669	165,296
Weighted average number of common shares outstanding - diluted	166,222	165,974	166,127	166,054
Basic earnings per common share	$0.33	$0.36	$1.34	$1.39
Diluted earnings per common share	0.33	0.36	1.33	1.39
Cash dividends per common share	0.17	0.16	0.66	0.64

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)	Quarter Ended			Year Ended
(In thousands)	December 31, 2015			December 31, 2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$81,141	$24,392	$56,749	$326,503	$97,019	$229,484
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities’ holding gains/(losses)	(51,008)	(22,144)	(28,864)	(19,842)	(11,253)	(8,589)
Changes in unrealized securities’ holding gains/(losses) that result from securities being transferred from available-for-sale into held-to-maturity	(1,111)	(403)	(708)	(3,456)	(1,254)	(2,202)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	5	2	3	(957)	(348)	(609)

Net change in unrealized gains/(losses) on securities available for sale	(52,114)	(22,545)	(29,569)	(24,255)	(12,855)	(11,400)
Pension plans and other postretirement benefits:
Net gains/(losses) arising during the period	116	42	74	116	42	74
Amortization of actuarial gain	1,138	413	725	4,552	1,652	2,900
Amortization of prior service cost reclassified to other noninterest expense	410	149	261	1,640	596	1,044

Net change from defined benefit pension plans	1,664	604	1,060	6,308	2,290	4,018

Total other comprehensive gains/(losses)	(50,450)	(21,941)	(28,509)	(17,947)	(10,565)	(7,382)

Comprehensive income	$30,691	$2,451	$28,240	$308,556	$86,454	$222,102

	Quarter Ended			Year Ended
	December 31, 2014			December 31, 2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$86,133	$25,054	$61,079	$339,894	$101,943	$237,951
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities’ holding gains/(losses)	14,571	5,100	9,471	38,864	13,602	25,262
Changes in unrealized securities’ holding gains/(losses) that result from securities being transferred from available-for-sale into held-to-maturity	(606)	(210)	(396)	(2,157)	(753)	(1,404)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	(16)	(6)	(10)	(166)	(58)	(108)

Net change in unrealized gains/(losses) on securities available for sale	13,949	4,884	9,065	36,541	12,791	23,750

Pension plans and other postretirement benefits:
Net gains/(losses) arising during the period	(49,552)	(17,342)	(32,210)	(49,552)	(17,344)	(32,208)
Amortization of actuarial gain	767	268	499	3,166	1,108	2,058
Amortization of prior service cost reclassified to other noninterest expense	517	180	337	2,131	747	1,384

Net change from defined benefit pension plans	(48,268)	(16,894)	(31,374)	(44,255)	(15,489)	(28,766)

Total other comprehensive gains/(losses)	(34,319)	(12,010)	(22,309)	(7,714)	(2,698)	(5,016)

Comprehensive income	$51,814	$13,044	$38,770	$332,180	$99,245	$232,935

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME—LINKED QUARTERS

	Quarterly Results
(In thousands, except per share amounts)	2015	2015	2015	2015	2014
(Unaudited)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Interest Income:
Loans and loans held for sale	$162,168	$162,204	$161,872	$161,539	$168,650
Investment securities	38,401	37,855	37,502	37,976	37,451

Total interest income	200,569	200,059	199,374	199,515	206,101
Interest expense:
Deposits:
Interest-bearing	754	750	783	767	727
Savings and money market accounts	5,611	5,639	5,588	5,547	5,496
Certificates and other time deposits	3,378	2,757	2,510	2,177	2,525
Federal funds purchased and securities sold under agreements to repurchase	300	254	329	243	294
Wholesale borrowings	1,202	1,171	1,129	1,160	1,292
Long-term debt	4,093	4,165	3,917	3,998	3,256

Total interest expense	15,338	14,736	14,256	13,892	13,590

Net interest income	185,231	185,323	185,118	185,623	192,511
Provision for loan losses	13,611	14,275	8,966	8,248	13,297

Net interest income after provision for loan losses	171,620	171,048	176,152	177,375	179,214
Noninterest income:
Trust department income	10,208	10,948	10,820	10,149	9,831
Service charges on deposits	16,793	17,295	16,704	15,668	17,597
Credit card fees	13,931	13,939	14,124	12,649	13,305
ATM and other service fees	6,626	6,518	6,345	6,099	6,181
Bank owned life insurance income	3,836	4,622	3,697	3,592	7,337
Investment services and insurance	3,816	4,032	3,871	3,704	4,171
Investment securities gains/(losses), net	(5)	41	567	354	16
Loan sales and servicing income	2,276	2,414	3,276	1,600	3,112
Other operating income	7,662	11,617	7,178	12,032	10,410

Total noninterest income	65,143	71,426	66,582	65,847	71,960

Noninterest expenses:
Salaries, wages, pension and employee benefits	86,490	85,772	86,020	90,526	89,899
Net occupancy expense	12,716	13,540	13,727	15,954	14,188
Equipment expense	12,074	12,235	12,592	11,025	12,133
Stationery, supplies and postage	3,222	3,304	3,370	3,528	3,767
Bankcard, loan processing and other costs	11,146	12,335	12,461	11,139	11,830
Professional services	5,056	5,154	5,358	4,010	6,440
Amortization of intangibles	2,598	2,598	2,598	2,598	2,933
FDIC insurance expense	5,252	5,234	5,077	5,167	5,989
Other operating expense	17,068	20,570	20,471	16,705	17,862

Total noninterest expenses	155,622	160,742	161,674	160,652	165,041

Income before income tax expense	81,141	81,732	81,060	82,570	86,133
Income tax expense	24,392	22,720	24,476	25,431	25,054

Net income	56,749	59,012	56,584	57,139	61,079
Less: Net income allocated to participating shareholders	453	477	467	407	496
Preferred stock dividends	1,469	1,469	1,469	1,469	1,469

Net income attributable to common shareholders	$54,827	$57,066	$54,648	$55,263	$59,114

Net income used in diluted EPS calculation	$54,827	$57,066	$54,648	$55,263	$59,114

Weighted-average number of common shares outstanding - basic	165,762	165,762	165,736	165,411	165,395
Weighted-average number of common shares outstanding- diluted	166,222	166,058	166,277	166,003	165,974
Basic earnings per common share	$0.33	$0.34	$0.33	$0.33	$0.36
Diluted earnings per common share	$0.33	$0.34	$0.33	$0.33	$0.36
Cash dividends per common share	$0.17	$0.17	$0.16	$0.16	$0.16

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(In thousands)
	2015	2015	2015	2015	2014
Noninterest income detail	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Trust department income	$10,208	$10,948	$10,820	$10,149	$9,831
Service charges on deposits	16,793	17,295	16,704	15,668	17,597
Credit card fees	13,931	13,939	14,124	12,649	13,305
ATM and other service fees	6,626	6,518	6,345	6,099	6,181
Bank owned life insurance income	3,836	4,622	3,697	3,592	7,337
Investment services and insurance	3,816	4,032	3,871	3,704	4,171
Investment securities gains/(losses), net	(5)	41	567	354	16
Loan sales and servicing income	2,276	2,414	3,276	1,600	3,112
Other operating income	7,662	11,617	7,178	12,032	10,410

Total Noninterest Income	$65,143	$71,426	$66,582	$65,847	$71,960

	2015	2015	2015	2015	2014
Noninterest expense detail	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Salaries and wages	$68,151	$68,775	$67,485	$71,914	$71,638
Pension and employee benefits	18,339	16,997	18,535	18,612	18,261
Net occupancy expense	12,716	13,540	13,727	15,954	14,188
Equipment expense	12,074	12,235	12,592	11,025	12,133
Taxes, other than federal income taxes	2,096	2,003	2,032	2,014	1,661
Stationery, supplies and postage	3,222	3,304	3,370	3,528	3,767
Bankcard, loan processing and other costs	11,146	12,335	12,461	11,139	11,830
Advertising	3,386	4,278	3,103	2,747	3,586
Professional services	5,056	5,154	5,358	4,010	6,440
Telephone	2,530	2,480	2,599	2,574	2,779
Amortization of intangibles	2,598	2,598	2,598	2,598	2,933
FDIC insurance expense	5,252	5,234	5,077	5,167	5,989
Other operating expense	9,056	11,809	12,737	9,370	9,836

Total Noninterest Expense	$155,622	$160,742	$161,674	$160,652	$165,041

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

ASSET QUALITY INFORMATION (excluding acquired loans, FDIC acquired loans, and covered OREO) (1)

	(Unaudited)					(Audited)
(Dollars in thousands)	Quarterly Periods					Annual Period
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
Allowance for Credit Losses	2015	2015	2015	2015	2014	2014
Allowance for originated loan losses, beginning of period	$104,055	$101,682	$97,545	$95,696	$90,883	$96,484
Provision for originated loan losses	12,487	10,402	10,809	6,036	8,662	23,171
Charge-offs	15,514	13,398	11,298	8,567	9,205	44,923
Recoveries	4,107	5,369	4,626	4,380	5,356	20,964

Net charge-offs	11,407	8,029	6,672	4,187	3,849	23,959

Allowance for originated loan losses, end of period	$105,135	$104,055	$101,682	$97,545	$95,696	$95,696

Reserve for unfunded lending commitments, beginning of period	$3,574	$3,905	$4,330	$5,848	$6,966	$7,907
Provision for (relief of) credit losses	494	(331)	(425)	(1,518)	(1,118)	(2,059)

Reserve for unfunded lending commitments, end of period	$4,068	$3,574	$3,905	$4,330	$5,848	$5,848

Allowance for Credit Losses	$109,203	$107,629	$105,587	$101,875	$101,544	$101,544

Ratios
Provision for loan losses to average loans	0.36%	0.31%	0.33%	0.19%	0.28%	0.20%
Net charge-offs to average loans	0.33%	0.24%	0.20%	0.13%	0.12%	0.21%
Allowance for loan losses to period-end loans	0.74%	0.76%	0.76%	0.76%	0.77%	0.77%
Allowance for credit losses to period-end loans	0.77%	0.79%	0.79%	0.79%	0.81%	0.81%
Allowance for loan losses to nonperforming loans	238.37%	221.22%	184.40%	211.66%	276.44%	276.44%
Allowance for credit losses to nonperforming loans	247.60%	228.82%	191.48%	221.06%	293.34%	293.34%
Asset Quality
Impaired originated loans:
Commercial loans	$28,108	$30,821	$37,889	$28,478	$17,147	$17,147
Consumer loans	15,997	16,215	17,253	17,607	17,470	17,470

Total nonperforming loans	44,105	47,036	55,142	46,085	34,617	34,617
Other real estate owned (“OREO”), noncovered (2)	50,393	60,022	62,169	22,521	20,421	20,421

Total nonperforming assets (“NPAs”) (2)	$94,498	$107,058	$117,311	$68,606	$55,038	$55,038

NPAs to period-end loans + noncovered OREO (2)	0.67%	0.78%	0.87%	0.53%	0.44%	0.44%

Accruing originated loans past due 90 days or more	$8,022	$9,888	$8,009	$7,914	$12,156	$12,156

(1)	Due to the impact of business combination accounting and the protection afforded by FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and FDIC acquired loans, and covered OREO are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of December 31, 2015, $76.3 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.
(2)	As of December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, $33.5 million, $40.0 million, $42.0 million, and $3.4 million, respectively, of OREO was no longer covered by FDIC loss share agreements, and therefore, was included in NPAs. OREO that remains covered by FDIC loss share agreements has considerable protection against credit risk and is not reported as NPAs.

FirstMerit Corporation Reports Fourth Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and FDIC acquired loans) (1)

(Unaudited)	Quarters Ended		Years Ended
(Dollars in thousands)	December 31,		December 31,
	2015	2014	2015	2014
Allowance for originated loan losses - beginning of period	$104,055	$90,883	$95,696	$96,484
Loans charged off:
Commercial	6,532	445	15,270	12,701
Mortgage	237	547	1,443	2,031
Installment	5,866	4,949	19,546	17,932
Home equity	1,210	1,428	4,032	4,831
Credit cards	1,031	1,060	4,867	4,604
Leases	—	—	1,268	—
Overdrafts	638	776	2,352	2,824

Total	15,514	9,205	48,778	44,923

Recoveries:
Commercial	266	1,612	1,798	4,332
Mortgage	53	99	257	318
Installment	2,704	2,318	11,062	10,513
Home equity	590	713	2,606	2,940
Credit cards	339	456	1,395	1,716
Manufactured housing	5	9	31	87
Leases	50	5	787	379
Overdrafts	100	144	547	679

Total	4,107	5,356	18,483	20,964

Net charge-offs	11,407	3,849	30,295	23,959
Provision for originated loan losses	12,487	8,662	39,734	23,171

Allowance for originated loan losses-end of period	$105,135	$95,696	$105,135	$95,696

Average originated loans	$13,863,910	$12,306,171	$13,297,594	$11,421,426

Ratio (annualized) to average originated loans:
Originated net charge-offs	0.33%	0.12%	0.23%	0.21%

Provision for originated loan losses	0.36%	0.28%	0.30%	0.20%

Originated Loans, period-end	$14,118,505	$12,493,812	$14,118,505	$12,493,812

Allowance for credit losses:	$109,203	$101,544	$109,203	$101,544

To (annualized) net charge-offs	2.41	6.65	3.60	4.24

Allowance for originated loan losses:
To period-end originated loans	0.74%	0.77%	0.74%	0.77%

To (annualized) net originated charge-offs	2.32	6.27	3.47	3.99

(1)	Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and FDIC acquired loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015, respectively. As of December 31, 2015, $76.3 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.

CONTACT INFORMATION

FirstMerit Corporation

Analyst:

Thomas O’Malley

Investor Relations Officer

Phone: 330.384.7109

Media Contact:

Robert Townsend

Media Relations Officer

Phone: 330.384.7075